Exhibit 99.1

201 Technology Drive • Irvine • California • 92618 Telephone: (949) 450-5400 Facsimile: (949) 450-5300 Email: IR@endocare.com Website: www.endocare.com
FOR RELEASE August 09, 2005 at 7:30 am (EDT)

Investor Contact:	Media Contact:	For Additional Information:
Matt Clawson	Len Hall	Craig T. Davenport, CEO
Allen & Caron, Inc.	Allen & Caron, Inc.	Michael R. Rodriguez, CFO
(949) 474-4300	(949) 474-4300	Endocare, Inc.
matt@allencaron.com	len@allencaron.com	(949) 450-5400
www.allencaron.com	www.allencaron.com	www.endocare.com
ENDOCARE REPORTS 2005 SECOND QUARTER AND SIX MONTHS RESULTS
Number of Cryoablation Procedures Grows 32.4% over first half of 2004
IRVINE, CA (August 09, 2005) . . . Endocare, Inc. (ENDO.PK), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation along with vacuum technologies for erectile dysfunction, today reported that solid growth in the number of cryoablation procedures in urology and other interventional specialties resulted in continued top-line growth and bottom-line progress for the second quarter ended June 30, 2005. Total revenues for the 2005 second quarter were $9.1 million, a 9.2 percent increase from revenues of $8.3 million in the 2004 second quarter. Total revenues for the first six months of 2005 were $18.2 million, a 16 percent increase over the $15.7 million in the first six months of 2004.
     The number of cryoablation procedures grew 25.4 percent to 1,620 in the 2005 second quarter from 1,292 in the comparable period of 2004 driving revenues associated with that business, including cryoprobes and per-procedure fees, to $6.6 million, up from $5.9 million in the 2004 second quarter. Cryoablation procedure growth year-to-date is up 32.4 percent over the first half of 2004.
     Gross margins as a percentage of revenues increased to 49.5 percent for the 2005 second quarter from 48.1 percent for the 2004 period and up significantly on a sequential basis from the 44.5 percent in the 2005 first quarter. Gross margins for the first six months of 2005 were 47.0 percent compared to 45.5 percent in the first half of 2004.
     Endocare Chairman and CEO Craig T. Davenport stated, “The second quarter results were again gratifying as we continued to track strong year-over-year sales in our core urology products for prostate and renal treatments, we continued to make progress toward reducing our cost of goods sold, we grew sales in the Timm Medical erectile dysfunction business, and we made operational strides in other critical areas of the business.” He continued, “Sales on an annual basis are tracking according to our plan, gross margins are improving and we remain committed to reducing those normal operating expenses where we have control. The expenses associated with the ongoing SEC and DOJ investigations remain difficult to predict, forecast or control.”
     Operating expenses for the 2005 second quarter were $8.4 million, of which $7.8 million was selling, general and administrative expenses (SG&A). SG&A expenses were down by $1.3 million in the 2005 second quarter from the prior year due principally to the continuing decline in legal and accounting costs. Despite this decline, the Company’s operating expenses included a total of $1.1 million in outside services expenses, of which $400,000 were related to auditing and accounting fees in connection with its work on Section 404 of the Sarbanes-Oxley Act for 2004, which the Company successfully completed in the second quarter. Also included in outside services was $400,000 in legal fees related to ongoing settlement discussions with regulatory agencies and the Company’s indemnification obligations to former officers and directors.
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ENDOCARE REPORTS SECOND QUARTER 2005 RESULTS
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     Chief Financial Officer Michael R. Rodriguez said, “We are pleased with the progress that was made in areas of margins and expense control during the second quarter. We continue to aggressively maintain our focus on reducing expenses where possible, while still supporting our procedure and revenue growth objectives. While certain legal matters and their associated expenses are only partially controllable, we expect legal and audit fees to decline in the second half of the year as we move forward resolution of our historical legal and accounting issues.”
     Net loss for the second quarter of 2005 was $3.7 million, or $0.12 loss per share, compared to a net loss of $5.6 million, or $0.23 loss per share, in the prior year, a decrease of 33.9 percent. Net loss for the first six months of 2005 was $7.6 million as compared to a net loss of $14.2 million in the prior year period.
     Rodriguez reported that the balance sheet at June 30, 2005 showed cash and cash equivalents of $12.7 million, total assets of $37.6 million and total stockholders’ equity of $24.6 million.
Conference Call
     Endocare will host a conference call today, August 9, 2005, to discuss the Company’s results for its second quarter and six months ended June 30, 2005. The call will take place at 11:30 a.m. (Eastern) and will be broadcast live over the Internet. Those interested in listening to the live webcast of the conference call may do so by going to the Company’s website at www.endocare.com and from the “Investors” pull down menu select “Earnings Webcasts,” which will take participants to the Quarterly Earnings Webcast page.
     Web participants are encouraged to go to the Company’s website (www.endocare.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archive will be available immediately following the conference call.
About Endocare
     Endocare, Inc.—www.endocare.com—is an innovative medical device Company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing devices for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung, liver and bone.
     Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Related to Our Business” in the Company’s Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to: uncertainty relating to ongoing investigations by governmental agencies; uncertainty regarding market acceptance of the Company’s products; uncertainty of product development and the associated risks related to clinical trials; uncertainty relating to third party reimbursement; ability to convince health care professionals and third party payers of the medical and economic benefits of the Company’s products; difficulty in managing growth; the Company’s limited sales, marketing and manufacturing experience; ability to attract and retain key personnel; ability to secure and protect intellectual property rights relating to the Company’s technology; the rapid pace of technological change in the Company’s industry; fluctuations in the Company’s order levels; and the Company’s successful relisting on a national stock exchange. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise, or update publicly, any forward-looking statements for any reason.
TABLES FOLLOW

ENDOCARE REPORTS SECOND QUARTER 2005 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended June 30,
	2005	2004
Revenues	$9,078	$8,312

Costs and expenses:
Cost of revenues	4,580	4,313
Research and development	585	452
Selling and marketing	4,167	5,014
General and administrative	3,661	4,075

Total costs and expenses	12,993	13,854

Loss from operations	(3,915)	(5,542)
Interest income, net	172	77

Loss before minority interests	$(3,743)	$(5,465)
Minority interests	—	(155)

Net loss	$(3,743)	$(5,620)

Net loss per share of common stock:	$(0.12)	$(0.23)
Basic and diluted

Weighted average shares of common stock outstanding:
Basic and diluted	30,044	24,000
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ENDOCARE REPORTS SECOND QUARTER 2005 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Six Months Ended June 30,
	2005	2004
Revenues	$18,205	$15,694

Costs and expenses:
Cost of revenues	9,647	8,547
Research and development	906	988
Selling and marketing	8,195	9,527
General and administrative	7,921	10,742
Impairment charge	(583)	—

Total costs and expenses	26,086	29,804

Loss from operations	(7,881)	(14,110)
Interest income, net	283	122

Loss before minority interests	(7,598)	(13,988)
Minority interests	—	(255)

Net loss	$(7,598)	$(14,243)

Net loss per share of common stock:
Basic and diluted	$(0.26)	$(0.59)

Weighted average shares of common stock outstanding:
Basic and diluted	28,969	24,095
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ENDOCARE REPORTS SECOND QUARTER 2005 RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	June 30, 2005	December 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$12,720	$7,985
Accounts receivable, net	3,925	3,904
Inventories	3,754	3,175
Prepaids and other current assets	1,379	1,651

Total current assets	21,778	16,715

Property and equipment	2,245	3,139
Goodwill	4,552	4,552
Intangibles, net	7,983	8,560
Investments and other assets	1,039	1,409

Total assets	$37,597	$34,375

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,628	$2,636
Accrued compensation and other liabilities	10,403	14,099
Total current liabilities	13,031	16,735

Minority interests	—	214
Stockholders’ equity	24,566	17,426

Total liabilities and stockholders’ equity	$37,597	$34,375

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